Exhibit 99.1

PAVmed Subsidiary, Veris Health, Signs Memorandum of Understanding with The Ohio State University Comprehensive Cancer Center – James Cancer Hospital and Solove Research Institute

Parties to implement a pilot program of the Veris Cancer Care Platform

NEW YORK, April 30, 2024 – PAVmed Inc. (Nasdaq: PAVM) (“PAVmed” or the “Company”) a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, and its majority-owned digital health subsidiary Veris Health Inc. (“Veris”), today announced that Veris and The Ohio State University Comprehensive Cancer Center – Arthur G. James Cancer Hospital and Richard J. Solove Research Institute (the “OSUCCC – James”), a National Cancer Institute-Designated Comprehensive Cancer Center, have executed a memorandum of understanding to implement a pilot program where cancer patients would be enrolled on the Veris Cancer Care Platform™.

“The OSUCCC – James is one of the largest and most prestigious academic cancer centers in the nation and we couldn’t be more excited to work with such a renowned institution at the forefront of cancer care during the pilot program,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer and Veris’ Executive Chairman.

“Our vision is to enhance personalized cancer care through the use of cutting-edge digital health tools,” said Gary K. Manning, Veris’ President. “We look forward to completing a successful pilot program and to offering enhanced personalized cancer care to the thousands of patients who receive systemic cancer therapy there every year.”

“At the OSUCCC – James, personalized, compassionate cancer care is at the core of what we do. Remote monitoring allows for the integration of expert, sub-specialized oncology care in a patient’s own home, surrounded by their support system. This component of the cancer care continuum is yet another way we are engaging in the future of cancer care and is in line with our pursuit of a cancer-free world,” said David Cohn, M.D., M.B.A., interim chief executive officer and chief medical officer at The James Cancer Hospital and Solove Research Institute.

The Veris Cancer Care Platform is a comprehensive digital cancer care platform with remote physiological data collection, symptom reporting, telehealth capability, and electronic health record integration. The platform offers enhanced personalized cancer care through the early detection of complications, reduced unplanned hospitalizations, the provision of longitudinal trends of physiological and clinical data, data-driven risk management tools, and increased patient and provider satisfaction.

Cancer patients enrolled on the platform receive a VerisBox™ of Veris-branded connected health care devices which transmit physiologic data to the cloud-based clinician portal via embedded cellular connections. A complementary patient portal enables patients to report symptoms, as well as general health and quality of life parameters, to their cancer care team through the Veris patient smartphone app. The app also allows caretakers and family members to follow along on the patient’s cancer care journey. Veris is also developing an implantable physiological monitor, designed to be implanted alongside a vascular access port, which will interface with the Veris Cancer Care Platform. The implantable monitor will further enhance the clinical and commercial value of the platform by providing remote physiologic data independent of patient compliance.

Cancer centers and oncology practices interested in learning more about Veris and the Veris Platform, please visit www.verishealth.com to contact a company representative.

About PAVmed and Veris

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its majority-owned subsidiary, Veris Health Inc., is a digital health company whose lead product is a digital cancer care platform with physiologic data collection, symptom reporting and telehealth functions, designed to improve personalized cancer care through remote patient monitoring. Veris has also been developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris cancer care platform. Its other majority-owned subsidiary, Lucid Diagnostics, is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Veris Health, please visit verishealth.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

About The Ohio State University Comprehensive Cancer Center – Arthur G. James Cancer Hospital and Richard J. Solove Research Institute

The Ohio State University Comprehensive Cancer Center – Arthur G. James Cancer Hospital and Richard J. Solove Research Institute (the “OSUCCC – James”), is the only cancer program in the United States that features a National Cancer Institute (NCI)-designated comprehensive cancer center aligned with a nationally ranked academic health center and a freestanding cancer hospital on the campus of one of the nation’s largest public universities.

The OSUCCC – James has been designated as an NCI Comprehensive Cancer Center since 1976. Also, it is one of only a few centers funded by the NCI to conduct both phase I and phase II clinical trials on novel anticancer agents provided by the NCI.

As the cancer program’s adult patient-care component, The James is one of the top cancer hospitals in the nation as ranked by U.S. News & World Report for 25 years and has achieved Magnet® recognition, the highest honor an organization can receive for quality patient care and professional nursing practice. With 21 floors, more than 1.1 million square feet and 356 inpatient beds, The James is the third-largest cancer hospital in the nation.

The OSUCCC – James is a global leader in such emerging disciplines as cellular therapy and immuno-oncology. In 2017, the OSUCCC – James was among the first hospitals in the United States to offer the first cellular therapy for blood cancers, known as CAR T-cell therapy, and is playing a major role in the continuing development of this and other cellular therapies.

To learn more about cancer treatment and clinical trials at the OSUCCC – James, visit cancer.osu.edu.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s clinical and preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; PAVmed’s ability to raise additional funding as needed; and other competitive developments. These factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

PAVmed and Veris Health

Matt Riley

PAVmed Inc.

610.348.8926

mjr@pavmed.com

The OSUCCC – James

Amanda Harper

Associate Director, Media Relations

614-685-5420

Amanda.Harper2@osumc.edu